UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 10, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas		75270
(Address of principal executive offices)		(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Nicholas P. Shepherd

On September 10, 2007, Blockbuster entered into an amendment to its employment agreement with Nicholas P. Shepherd, the Company’s Senior Executive Vice President and Chief Operating Officer, whereby the term of Mr. Shepherd’s employment with the Company will conclude on September 30, 2007. In addition, for the period of October 1, 2007 through December 31, 2007, Mr. Shepherd will agree to consider remaining available to assist Blockbuster’s Chairman of the Board and Chief Executive Officer in a consulting capacity on an as-needed basis. In connection with the conclusion of Mr. Shepherd’s employment with the Company, he will receive a lump sum severance payment of $831,333, $400,000 of which will be paid on September 30, 2007 and $431,333 of which will be paid on March 30, 2008. He will also be entitled to certain additional benefits in connection with the termination of his assignment in the United States as described in the amendment. A copy of the press release dated September 10, 2007 announcing the departure of Mr. Shepherd is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the amendment to Mr. Shepherd’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Mr. Shepherd’s original employment agreement and an addendum thereto can be found as exhibits to Blockbuster’s annual report on Form 10-K for the year ended December 31, 2003, and the April 11, 2007 amendment thereto can be found as an exhibit to Blockbuster’s current report on Form 8-K, filed on April 13, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Blockbuster Inc. and Nicholas P. Shepherd, dated September 10, 2007

99.1	Press release, dated September 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: September 10, 2007	By:	/s/ Mary Bell

Mary Bell Senior Vice President, Finance & Accounting, Corporate Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Blockbuster Inc. and Nicholas P. Shepherd, dated September 10, 2007

99.1	Press release, dated September 10, 2007